           Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions  "Board of Trustees and Oversight Committees" and "Independent  Registered Public Accounting Firm"
in the Statement of Additional  Information and to the use of our report dated
March  21,  2005  included  in the  Registration  Statement  (Form  N-1A  Nos.
333-121449  and 811-21686)  and related  Prospectus of  Oppenheimer  Portfolio
Series.

/s/ERNST & YOUNG LLP
-----------------------
ERNST & YOUNG LLP

New York, New York
March 28, 2005